Exhibit 5

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112
(212) 408-5100

November 28, 2007

Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Rockwell Automation, Inc., a Delaware corporation (the “Company”), of the Company’s debt securities (the “Securities”) to be offered and sold by the Company from time to time in one or more series in accordance with Rule 415 under the Act, we advise as follows:

        As counsel for the Company, we are familiar with the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Securities (the “Registration Statement”), (ii) the indenture dated as of December 1, 1996 between the Company and JPMorgan Chase (formerly The Chase Manhattan Bank, successor to Mellon Bank, N.A.), as trustee (the “Trustee”), to be incorporated by reference as an exhibit to the Registration Statement and under which the Securities may be issued (the “Indenture”) and (iii) the corporate proceedings taken by the Company in connection with the authorization of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and

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other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

        On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, and subject to (i) the terms of the Securities, the Company’s compliance therewith and the issuance and delivery of the Securities, being otherwise in compliance with applicable law, instruments and agreements then binding on the Company and restrictions imposed by any court or governmental body having jurisdiction over the Company, (ii) the Registration Statement being effective under the Act and such effectiveness having not been terminated or rescinded, (iii) the Indenture or such other indenture as may be applicable being qualified under the Trust Indenture Act of 1939, as amended, and having been duly authorized, executed and delivered by the Trustee (or such other trustee, as the case may be) and the Company, (iv) the specific terms of a particular series of Securities having been duly authorized and established in accordance with the Indenture or such other indenture, as the case may be, and (v) such Securities having been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture or such other indenture, as the case may be, and the applicable underwriting or other agreement, we are of the opinion that such Securities will be legally issued and will constitute valid and binding

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obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We express no opinion herein as to any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Validity of Debt Securities” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulation promulgated thereunder.

        This opinion is rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours, /s/ CHADBOURNE & PARKE LLP